                                                     REGISTRATION NO. 333-XXXX
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               EPIX MEDICAL, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                             04-3030815
           --------                                             ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                            TELEPHONE: (617) 250-6000

   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 MICHAEL D. WEBB
                             CHIEF EXECUTIVE OFFICER
                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 250-6000
     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                    COPY TO:

                             WILLIAM T. WHELAN, ESQ.
                           MINTZ, LEVIN, COHN, FERRIS,
                             GLOVSKY AND POPEO, P.C.
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111
                               TEL: (617) 542-6000
                               FAX: (617) 542-2241

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practical after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
  TITLE OF EACH CLASS OF                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
     SECURITIES TO BE            AMOUNT TO BE             OFFERING PRICE         AGGREGATE OFFERING            AMOUNT OF
        REGISTERED               REGISTERED(1)             PER UNIT(2)                  PRICE               REGISTRATION FEE
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
Common Stock, $.01 par             5,000,000                  $13.04                 $65,200,000                 $5,999
value
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------


(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) $13.04 per share which was the average of the high and low prices of the common stock reported by the Nasdaq National Market on March 13, 2002 is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. No one may sell these securities nor may offers to buy be accepted until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH 20, 2002
PROSPECTUS

                                5,000,000 SHARES


                               EPIX MEDICAL, INC.

                                  COMMON STOCK

         This prospectus will allow us to issue common stock over time. This means:

     o We will provide a prospectus supplement each time we issue common stock;

     o The prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document;

     o You should read this document and any prospectus supplement carefully before you invest.


         Our common stock is listed on the Nasdaq National Market under the symbol "EPIX." On March 19, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $15.86 per share.

                   -------------------------------------------

                   INVESTING IN OUR SECURITIES INVOLVES RISKS.
                          SEE "RISK FACTORS" ON PAGE 2.

                   -------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


             The Date of this Prospectus is          , 2002

                                TABLE OF CONTENTS

                                                                         Page
About This Prospectus.................................................... 1
Business ................................................................ 1
Risk Factors............................................................. 2
Cautionary Note On Forward-Looking Statements............................ 3
Use of Proceeds.......................................................... 4
Plan of Distribution..................................................... 5
Legal Matters............................................................ 6
Experts.................................................................. 6
Where You Can find More Information...................................... 6
Incorporation Of Documents By Reference.................................. 7

                              ABOUT THIS PROSPECTUS

     The following is only a summary. We urge you to read the entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our common stock involves risk. Therefore, carefully consider the information provided under the heading "Risk Factors" beginning on page 2.

                                    BUSINESS

     We are a leading developer of targeted intravascular contrast agents intended to both improve the capability and expand the use of magnetic resonance imaging (MRI) as a diagnostic tool for a variety of diseases. Our principal product under development, MS-325, is an injectable intravascular contrast agent designed for multiple cardiovascular imaging applications, including peripheral vascular disease and coronary artery disease. We believe that MS-325 will significantly enhance the quality of MR images and provide physicians with a clinically superior, non-invasive (i.e., no more invasive than a peripheral intravenous injection) and cost-effective method for diagnosing cardiovascular disease. We also believe that MS-325 will simplify the diagnostic pathway for a number of cardiovascular diseases and in many cases replace highly invasive expensive X-ray angiography, which is currently considered the definitive diagnostic exam for assessing cardiovascular disease. We also are investigating additional imaging applications for MS-325, including breast cancer, female sexual arousal dysfunction, and arthritis imaging. MS-325 is currently in Phase III clinical trials for peripheral vascular disease.

     The use of MRI has grown steadily over the past 10 years due to reduced cost and improved imaging capabilities and now provides an effective diagnostic modality for a broad range of applications. MRI manufacturers have improved the hardware and software of their systems, reducing the time per procedure dramatically while significantly enhancing image resolution. While MRI is currently used extensively to image many organs and tissues in the body, its use in imaging the arteries and veins has been limited. Prior attempts to develop contrast agents to facilitate the clinical utility of MRI, particularly for coronary arteries, have had limited success. Unlike most currently available MRI contrast agents, which are non-specific, MS-325 is an injectable intravascular contrast agent intended to enhance the quality of MR images and provide physicians with a superior method for diagnosing diseases affecting the vasculature. MS-325 is a small molecule, which produces an MRI signal because of the presence of gadolinium, a highly magnetically active element favored by clinicians for enhancing MR images. This molecule is designed with our proprietary technology to bind to albumin, the most common blood protein. In MS-325 images using standard MRI techniques, the blood gives off a strong magnetic signal and appears bright against the dark background of surrounding tissue. Because of its affinity for albumin, MS-325 remains at high concentrations in the bloodstream throughout the MRI exam and therefore provides the image acquisition time and signal strength needed to obtain a high contrast, high resolution image of the cardiovascular system. Like most currently available non-specific contrast agents, MS-325 is designed to be excreted safely through the kidneys over time.

     We have entered into strategic alliances with Schering Aktiengesellschaft and Tyco/Mallinckrodt Inc. for the development, manufacture and commercialization of MS-325 and other vascular contrast agents. We have also formed collaborations with the three major MRI scanner manufacturers, General Electric Medical Systems, Philips Medical Systems and Siemens to develop advanced imaging techniques designed to facilitate the use of MS-325-enhanced MRA.

     We are also seeking to develop a targeted contrast agent that would enable MRI to illuminate blood clots, which we refer to as our thrombus program. Such a product could potentially change the diagnostic work-up for many of the conditions associated with thromboembolic disease, including Pulmonary Embolism (PE) and Deep Vein Thrombosis (DVT). We believe that the use of this new approach could lead to better medical outcomes due to earlier and more definitive diagnosis. Early diagnosis is especially important for clots in the thigh, pelvis and vena cava. Because of their increased likelihood of migrating to the lungs once inside the pulmonary vasculature, these clots can be fatal. We believe that such a contrast agent could eliminate the need for the Computed Tomography (CT), ultrasound and nuclear medicine studies currently used to identify thrombotic disease, and could potentially provide a non-invasive but clinically equivalent alternative to pulmonary angiography. We further believe that our proprietary technology platform could enable MRI to differentiate old and new clot formation, potentially identifying those clots that pose the most risk to patients.

     Our prototype clot-imaging agent is based on a family of highly specific peptides that bind to fibrin, the dominant protein inside clots. The selected peptide is linked to a proprietary gadolinium group, which for the first time will provide a sufficiently strong signal to allow imaging of clots during MRI exams. In November 1999, we announced that a prototype agent, EP-862, had been shown in preclinical testing to detect sub-millimeter blood clots in an animal model. We have continued to advance this program, identifying several improved prototype agents. We expect to continue to devote significant resources to the thrombus program in the future and hope to file an Initial New Drug application with the FDA, which, if approved, will allow us to begin human safety trials.

     We incorporated in Delaware in 1988 and commenced operations in 1992. Our principal executive offices are located at 71 Rogers Street, Cambridge, Massachusetts 02142-1118 and our telephone number is (617) 250-6000. Our Web site is located at http://www.epixmed.com. We do not intend for the information contained in our Web site to be considered a part of this prospectus.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus, any supplement to this prospectus and information in our periodic reports filed with the SEC. The material risks and uncertainties described below are related to this offering. You should also consider the risks discussed in our annual report filed on Form 10-K with the SEC on April 2, 2001, which relate to our business in general. if any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

Our stock price is volatile. It is possible that you may lose all or part of your investment.

     The market prices of the capital stock of medical technology companies have historically been very volatile, and the market price of the shares of our common stock fluctuates. The market price of our common stock is affected by:

o    actual or anticipated fluctuations in our operating results;

o announcements of technological innovation or new commercial products by us or our competitors;

o    new collaborations entered into by us or our competitors;

o developments with respect to proprietary rights, including patent and litigation matters;

o    results of pre-clinical and clinical trials;

o conditions and trends in the pharmaceutical and other technology industries;

o    adoption of new accounting standards affecting such industries;

o    changes in financial estimates by securities analysts; and

o    general market conditions.

     In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the common stock of development stage companies. These broad market fluctuations may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a particular company's securities, shareholders have often brought class action securities litigation against that company. Such litigation, if brought against us, could result in substantial costs and a diversion of management's attention and resources.

We may not be able to achieve or maintain profitability.

     Since we commenced operations in 1992, we have incurred significant net losses. We have never reported positive net income and we may never do so. As of December 31, 2001, we had an accumulated deficit of approximately $92.0 million.

Certain anti-takeover clauses in our charter and by-law provisions and in Delaware law may make an acquisition of us more difficult.

     Our Restated Certificate of Incorporation authorizes the Board of Directors to issue, without stockholder approval, up to 1,000,000 shares of preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock or of rights to purchase Preferred Stock could be used to discourage an unsolicited acquisition proposal. In addition, the possible issuance of Preferred Stock could discourage a proxy contest, make more difficult the acquisition of a substantial block of our Common Stock or limit the price that investors might be willing to pay for shares of our Common Stock. The Restated Certificate provides for staggered terms for the members of the Board of Directors. A staggered Board of Directors and certain provisions of our By-laws and of Delaware law applicable to us could delay or make more difficult a merger, tender offer or proxy contest involving us. We, for example, are subject to Section 203 of the General Corporate Law of Delaware, which, subject to certain exceptions, restricts certain transactions and business combinations between a corporation and a stockholder owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an interested stockholder. These provisions may have the effect of delaying or preventing a change of control of us without action by the stockholders and, therefore, could adversely affect the price of our stock.

Because we do not plan to pay cash dividends on our common stock, holders of shares of our common stock will not be able to receive any return unless they sell their shares.

     We have never declared cash dividends on our common stock and we do not anticipate declaring and paying cash dividends on our common stock at any time in the foreseeable future. The decision whether to apply legally available funds to the payment of dividends on our common stock will be made by our board from time to time in the exercise of its business judgment, taking into account, among other things, results of operations and financial condition, any then existing or proposed commitments by us for the use of available funds, and our obligations with respect to the holders of any then outstanding indebtedness or preferred stock.


                  CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements can be identified by the use of forward-looking terminology such as "may," "will," "could," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state trends and known uncertainties or other forward-looking information. Examples of forward-looking statements can be found in the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Form 10-K for the year ended December 31, 2000 filed with the SEC on April 2, 2001 and incorporated in this prospectus by reference. Such statements are based on current expectations that involve a number of uncertainties. When considering forward-looking statements, you should keep in mind that the risk factors noted above and other factors noted throughout this prospectus or incorporated by reference could cause our actual results to differ significantly from those contained in any forward-looking statement. We do not intend to update any forward-looking statements to conform to actual results unless required by law.

                                 USE OF PROCEEDS

     We intend to use the net proceeds of this offering, if any, for general corporate purposes including research and development and for the acquisition of, or investment in, companies, technologies or assets that complement our business. However, we have no present understandings, commitments or agreements to enter into any potential acquisitions or to make any investments.

     The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering, progress of our research, drug discovery and development programs, the results of pre-clinical and clinical studies, the timing of regulatory approvals, technological advances, determinations as to commercial potential of our compounds and the status of competitive products. In addition, expenditures will also depend upon the establishment of collaborative research arrangements with other companies and other factors. Pending application of the net proceeds, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

                              PLAN OF DISTRIBUTION

     We may offer the common stock:

o    directly to purchasers;

o    to or through underwriters;

o    through dealers, agents or institutional investors; or

o    through a combination of such methods.

Regardless of the method used to sell the common stock, we will provide a prospectus supplement that will disclose:

o the identity of any underwriters, dealers, agents or investors who purchase the common stock;

o the material terms of the distribution, including the number of shares sold and the consideration paid;

o the amount of any compensation, discounts or commissions to be received by the underwriters, dealers or agents;

o the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

o the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the common stock.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered in this prospectus is being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

                                     EXPERTS

     Our financial statements, appearing in our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at "http://www.sec.gov." In addition, our stock is listed for trading on the Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

     This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

         o inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room, or

         o obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock. The documents we are incorporating by reference are:

o our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2001, June 30, 2001 and March 31, 2001;

o    our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

o our Forms 8-K filed on March 18, 2002, January 25, 2002, January 16, 2002, January 14, 2002 and September 25, 2001;

o    our Definitive Proxy Statement filed on April 18, 2001; and

o the description of our common stock contained in "Description of Capital Stock" in the Registration Statement on Form S-1 filed with the SEC on January 30, 1997 (File No. 333-17581), including any amendment or report filed for the purpose of updating such description.

     You may request a copy of these filings at no cost by writing or telephoning our Investor Relations Officer at the following address and phone number:

                                        EPIX Medical, Inc.
                                        71 Rogers Street
                                        Cambridge, Massachusetts 02142
                                        (617) 250-6000

     This prospectus is part of a Registration Statement that we filed with the SEC. You should rely only on the information incorporated by reference in or provided in this prospectus and the Registration Statement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The table sets forth our estimates of our expenses in connection with the issuance and distribution of the common stock being registered.

ITEM                                                   AMOUNT
                                                       ------

SEC registration fee..............................     $5,999.00
Legal fees and expenses...........................    $75,000.00
Accounting fees and expenses......................    $75,000.00
Miscellaneous fees and expenses...................    $10,000.00
                                                      ----------

Total.............................................   $165,999.00
                                                     ===========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

     The Certificate of Incorporation, as amended, and By-laws, as amended, of the Company provide for indemnification of the Company's directors and officers to the fullest extent permitted by law. The By-laws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or controlling persons of the Company pursuant to the Company's Certificate of Incorporation, as amended, its By-laws, as amended, and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company's Certificate of Incorporation, as amended, provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION
                        -----------

4.1**    Restated Certificate of Incorporation of the Company. (Filed as Exhibit
         4.1 to the Company's Registration Statement on Form S-8 (File No. 333-30531) and incorporated herein by reference.)

4.2** Amended and Restated By-laws of the Company. (Filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (File No. 333-30531) and incorporated herein by reference.)

4.3** Specimen certificate for shares of Common Stock of the Company. (Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-17581) and incorporated herein by reference.)

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the securities being registered.

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1     Power of Attorney (included on signature page).

-------------------

** Previously filed


ITEM 17.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the Registrant has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on March 20, 2002.

                                                  EPIX MEDICAL, INC.

                                                  BY: /s/ MICHAEL D. WEBB
                                                  ----------------------------
                                                  Michael D. Webb
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below constitutes and appoints Michael D. Webb, his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   SIGNATURE                                   TITLE                                       DATE
   ---------                                   -----                                       ----
                                            Chief Executive Officer                       March 20, 2002
/s/ MICHAEL D. WEBB                         (Principal Executive Officer)
-----------------------------------
Michael D. Webb

                                            Vice President of Finance and                 March 20, 2002
/s/ PAMELA E. CAREY                         Administration and Chief Financial Officer
-----------------------------------         (Principal Financial and Accounting Officer)
Pamela E. Carey


/s/ CHRISTOPHER F. O. GABRIELI               Chairman of the Board and Director           March 20, 2002
-----------------------------------
Christopher F. O. Gabrieli


/s/ STANLEY T. CROOKE                        Director                                     March 20, 2002
-----------------------------------
Stanley T. Crooke, M.D., Ph.D.


/s/ PETER WIRTH                              Director                                     March 20, 2002
-----------------------------------
Peter Wirth


/s/ RANDALL B. LAUFFER                       Director                                     March 20, 2002
-----------------------------------
Randall B. Lauffer, Ph.D.


                          INDEX TO EXHIBITS FILED WITH
                         FORM S-3 REGISTRATION STATEMENT

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------

4.1**    Restated Certificate of Incorporation of the Company. (Filed as Exhibit
         4.1 to the Company's Registration Statement on Form S-8 (File No. 333-30531) and incorporated herein by reference.)

4.2** Amended and Restated By-laws of the Company. (Filed as Exhibit 4.2 to the Company's Registration Statement on Form S-8 (File No. 333-30531) and incorporated herein by reference.)

4.3** Specimen certificate for shares of Common Stock of the Company. (Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-17581) and incorporated herein by reference.)

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with respect to the legality of the securities being registered.

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1     Power of Attorney (included on signature page).

-------------------
** Previously filed